EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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                         SUBSIDIARIES OF THE REGISTRANT

      Sound Federal Savings,
      wholly-owned by the Registrant and incorporated under federal law

      Sound REIT, Inc.,
      wholly-owned by Sound Federal Savings and incorporated in New York State

      Mamaroneck Advisors, Inc.,
      wholly-owned by Sound Federal Savings and incorporated in New York State

      First Federal REIT, Inc.,
      wholly-owned by Sound Federal Savings and incorporated in New York State